EXHIBIT 10

SARISSA ISSUES PRESENTATION HIGHLIGHTING SARISSA NOMINEES ARE QUALIFIED TO CREATE VALUE FOR ALKERMES SHAREHOLDERS

Independent proxy advisory firm ISS recognizes the qualifications of Sarissa nominees and advises shareholders to support Sarah Schlesinger

In light of upcoming oncology spin, ISS recommends that shareholders withhold support from cancer specialist Richard Gaynor

Greenwich, CT, June 26, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued a presentation detailing the need for shareholder representation on the board of Alkermes plc (NASDAQ: ALKS) accessible at the link below:

Presentation: https://upgradealkermes.com/pr062623

For additional information please visit our website at upgradealkermes.com.
#UpgradeAlkermes

If you have any questions regarding your BLUE universal proxy card or need assistance in executing your proxy card, please contact:

D.F.  King & Co., Inc.
Shareholders call Toll-Free: (866) 207-3648
All Others Call: (212) 493-6952
Email: ALKS@dfking.com

Your vote at Alkermes' Annual General Meeting of Shareholders on June 29, 2023 is very important.  We urge all shareholders to vote "FOR" the election of the Sarissa Nominees, “AGAINST” the compensation of the Company’s named executive officers, and "FOR" all other proposals in our proxy statement.

You can vote in one of three easy ways: by internet at www.cesvote.com, by telephone at 1-888-693-8683 or by mail using the BLUE universal proxy card and postage-paid envelope sent to you.

If you vote by internet or telephone, you will be required to provide the unique control number printed on your BLUE universal proxy card.

Contact:	Dayna Packes
Sarissa Capital Management LP
info@sarissacap.com

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying BLUE universal proxy card with the SEC on June 2, 2023, in connection with the solicitation of shareholders of the Company for the 2023 annual general meeting of shareholders (the “Annual Meeting”). Shareholders are advised to read the definitive proxy statement and other documents related to the Annual Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Sarissa Capital are also available at no charge at www.upgradealkermes.com or by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (866) 207-3648).